UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2020

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC
Warrants	ARTLW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2020, Artelo Biosciences, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Maxim Group LLC (the “Agent”) to create an at-the-market equity program under which it may sell up to an aggregate of $3,000,000 of shares of the Company’s common stock (the “Shares”) from time to time through the Agent, as sales agent, subject to any applicable limits when using Form S-3 (the “ATM Offering”). The following summary of the material provisions of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Upon delivery of a transaction notice and subject to the terms and conditions of the Equity Distribution Agreement, the Agent may sell the Company’s common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. If the Company and the Agent agree on any method of distribution other than sales of shares of the Company’s common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, the Company will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Company may instruct the Agent not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The Company and the Agent may suspend the ATM Offering upon notice and subject to other conditions.

The Company will pay the Agent commissions, in cash, for its services in acting as agent in the sale of the Shares. The Agent will be entitled to compensation at a commission rate of 2.0% of the gross sales price per share of common stock sold for the first $2,000,000 raised and 3.0% of the gross sales price per share of common stock of the next $1,000,000 raised. The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agent, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement.

The ATM Offering will terminate upon the earlier of (i) the sale of all shares of the Company’s common stock subject to the Equity Distribution Agreement or (ii) termination of the Equity Distribution Agreement as permitted therein. The Company and the Agent may each terminate the Equity Distribution Agreement at any time upon ten (10) days’ prior notice.

The Company previously filed a Form S-3 that became effective on February 3, 2020 that included the registration of $100,000,000 of its shares of common stock, par value $0.001 per share, in connection with a potential “at-the-market” offering. On April 13, 2020, the Company filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission.

Attached as Exhibit 5.1 to this Report is the opinion of Fennemore Craig, P.C., relating to the legality of the issuance and sale of the Shares.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 1.1	Equity Distribution Agreement by and among the Company and Maxim Group LLC dated as of April 13, 2020.

Exhibit 5.1	Opinion of Fennemore Craig, P.C.

Exhibit 23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date April 14, 2020

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